Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-194078) and the related Prospectus of AK Steel Corporation for the registration of debt securities and AK Steel Holding Corporation for the registration of common stock, preferred stock, and guarantees and to the incorporation by reference therein of our reports dated February 21, 2014 (except for Note 19, as to which the date is May 9, 2014), with respect to the consolidated financial statements of AK Steel Holding Corporation, included in its Current Report on Form 8-K dated May 9, 2014, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report dated February 21, 2014, with respect to the effectiveness of internal control over financial reporting of AK Steel Holding Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

September 8, 2014